UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    July 22, 2006

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-9204	74-1492779
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

12377 Merit Drive
Suite 1700, LB 82
Dallas, Texas	75251
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (214) 368-2084

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On July 25, 2006, EXCO Resources, Inc., a Texas corporation (“EXCO”), filed a Form 8-K dated July 22, 2006 (“Original Form 8-K”).  This Form 8-K/A - Amendment No. 1 to the Original Form 8-K amends and restates Items 1.01, 7.01 and 9.01 of the Original Form 8-K in its entirety and further supplements the Original Form 8-K as follows:

Item 1.01  Entry Into a Material Definitive Agreement.

Merger Agreement

On July 22, 2006, Winchester Acquisition, LLC (“Buyer”), a wholly-owned subsidiary of EXCO, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Progress Fuels Corporation (“PFC”), Winchester Energy Company, Ltd. (“WEC Ltd.”), and WGC Holdco, LLC, whereby Buyer has acquired all of the equity interests of WEC Ltd. by merger of WEC Ltd. with and into Buyer on October 2, 2006 (the “Merger”).

In the Merger, Buyer paid PFC approximately $1.13 billion in cash after closing adjustments, subject to contractual post-closing purchase price adjustments (reflecting a true-up of adjustments estimated at closing, including (i) certain of WEC Ltd.’s capital costs, transaction payments, and gas imbalances, (ii) WEC Ltd.’s EBITDA from May 1, 2006 until closing, and (iii) WEC Ltd.’s working capital at closing, all as set forth in detail in the Merger Agreement), and acquired certain producing and undeveloped oil and natural gas properties located in East Texas and North Louisiana, six gathering systems with approximately 300 miles of pipe and a 54 mile pipeline.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

First Amendment to Agreement and Plan of Merger

In contemplation of the closing of the Merger, Buyer entered into that certain First Amendment to Agreement and Plan of Merger (the “Amendment”), dated September 28, 2006, with WEC Ltd., PFC and WGC Holdco, LLC, which amended selected provisions of the Merger Agreement.  Among other items, the Amendment principally amended and updated specified schedules to the Merger Agreement pursuant to the terms of the Merger Agreement, adjusted the purchase price from $1,195,000,000 to $1,159,774,600, amended certain provisions regarding title defects, and amended certain provisions of the Merger Agreement to reflect the creation of a new subsidiary of WEC Ltd.

Formation of EXCO Partners, LP

Concurrent with the Merger, EXCO contributed Buyer to its wholly-owned subsidiary, EXCO Partners, LP (“EXCO Partners”).  Accordingly, Buyer is now a subsidiary of EXCO Partners.  In addition, EXCO also contributed all of its East Texas oil and gas properties and related pipeline and gathering systems to EXCO Partners in exchange for a payment of $150.0 million cash to EXCO.  The payment was drawn under EXCO Partners’ revolving credit facility and the proceeds were applied to reduce indebtedness outstanding under EXCO’s revolving credit facility.  EXCO Partners, its subsidiaries, its general partner and the partners of its general partner, are deemed unrestricted subsidiaries under the Indenture governing EXCO’s 7 ¼% Senior Notes due 2011 and EXCO’s Credit Agreement.

EXCO Partners Revolving Credit Facility

To finance the Merger and the $150.0 million payment to EXCO for EXCO’s East Texas assets, EXCO Partners wholly-owned subsidiary, EXCO Partners Operating Partnership, LP (“EPOP”), entered into a Senior Revolving Credit Agreement (the “Revolving Credit Facility”) with a group of lenders lead by JPMorgan Chase Bank, N.A.  The Revolving Credit Facility has a face amount of $750 million with an initial borrowing base of $750 million and an initial conforming borrowing base of $650 million.  The borrowing base must be conforming by April 1, 2007.  The Revolving Credit Facility is secured by a first priority lien on the oil and gas assets of EPOP, including 100% of the equity of EPOP’s subsidiaries, and is guaranteed by all existing and future subsidiaries.  Financial covenants governing the Revolving Credit Facility include maximum total leverage, minimum interest coverage and a minimum current ratio.  The Revolving

Credit Facility matures four years from the closing date and has an initial drawn interest rate of LIBOR + 175 basis points (“bps”) and an undrawn commitment fee of 37.5 bps on the first $650 million of the Revolving Credit Facility.  To the extent usage exceeds the initial conforming borrowing base, the Revolving Credit Facility will have an initial drawn interest rate of LIBOR + 250 bps and an undrawn commitment fee of 50 bps on the portion of the borrowings that exceed the initial conforming borrowing base.  The Revolving Credit Facility contains a pricing grid based on availability.  Finally, as a condition precedent to the funding of the Revolving Credit Facility, the Borrower is required to hedge 75% of proved developed producing production through 2010.  The initial amount borrowed under this facility was $651.0 million at closing of the Merger.

EXCO Partners Senior Term Credit Agreement

In connection with the Merger and the EXCO asset contribution, EPOP entered into a Senior Term Credit Agreement with JPMorgan Chase Bank, N.A.  The aggregate principal amount is $650.0 million.  The Senior Term Credit Agreement is secured by a second priority lien on all of the oil and gas properties securing the Revolving Credit Facility, including 100% of the stock of subsidiaries, and is guaranteed by all existing and future subsidiaries.  Financial covenants governing the Second Lien Term Loan include maximum total leverage, minimum interest coverage and minimum asset coverage.  The Second Lien Term Loan has an interest rate of LIBOR + 550 bps, with 25 bps quarterly step ups commencing 12 months from closing, and a total cap of LIBOR + 650 bps.  Additionally, the Second Lien Term Loan matures five years from the closing date, amortizes at 1% per year, with a bullet payment at maturity.  Any principal payment prior to the first anniversary must be paid at 101% of the principal amount.

First Amendment to EXCO Credit Agreement

In connection with the contribution by EXCO to EXCO Partners of EXCO’s East Texas assets, EXCO entered into an amendment to its revolving Credit Agreement (the “First Amendment”).  The First Amendment generally consents to and facilitates the contribution of the East Texas assets to EXCO Partners and provides that EXCO Partners, its subsidiaries, the general partner of EXCO Partners and the partners of the general partner are unrestricted subsidiaries under the Credit Agreement and are not subject to the terms thereof.  Moreover, the assets of EXCO Partners and its subsidiaries have not been pledged under the Credit Agreement, nor has EXCO Partners or the other unrestricted subsidiaries guaranteed the Credit Agreement.  The First Amendment also provides that the borrowing base thereunder shall be reduced to $600.0 million, with an aggregate commitment of $400.0 million.

EXCO Equity Contribution Agreement

In connection with the arrangement of the Senior Term Credit Agreement, the lenders required EXCO to enter into an Equity Contribution Agreement (the “ECA”), dated October 2, 2006.  The ECA generally provides that on the date 18 months from October 2, 2006  (the “Equity Contribution Date”), EXCO will make a cash common equity contribution to EXCO Partners Operating Partnership, LP (the “Borrower”) in an amount equal to the lesser of (i) $150.0 million or (ii) the aggregate amount of the term loan then outstanding; provided, that in no event can this obligation exceed during the term of the ECA the maximum amount that EXCO could contribute under the terms of its Indenture governing EXCO’s 7 ¼% Senior Notes due 2011.  The ECA will terminate upon payment in full of the Senior Term Credit Agreement.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On October 2, 2006, EXCO completed the Merger described in Items 1.01 and 2.03 of this Amendment No. 1 to Current Report on Form 8-K, which Items are incorporated by reference into this Item 2.01 in their entirety.  WEC Ltd. and its affiliated entities own, among other assets, certain producing and undeveloped oil and natural gas properties located in East Texas and North Louisiana, six gathering systems with approximately 300 miles of pipe and a 54 mile pipeline.  EXCO financed the Merger with borrowings by EXCO Partners, LP.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the headings “EXCO Partners Revolving Credit Agreement,” “EXCO Partners Senior Term Credit Agreement,” “First Amendment to EXCO Credit Agreement” and “EXCO Equity Contribution

Agreement” in Item 1.01 of this Amendment No. 1 to Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 7.01  Regulation FD Disclosure.

On July 24, 2006, EXCO issued a press release announcing the signing of the Merger Agreement, a copy of which is furnished as Exhibit 99.1.  In accordance with general instruction B.2 to Form 8-K, such information is being “furnished” and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any other filing under the Securities Act of 1933.

On October 2, 2006, EXCO issued a press release announcing the completion of the Merger, a copy of which is furnished as Exhibit 99.2. In accordance with general instruction B.2 to Current Report on Form 8-K, such information is being “furnished” and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any other filing under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(a)   Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date on which Item 2.01 of this Amendment No. 1 to Current Report on Form 8-K is required to be filed.

(b)   Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date on which Item 2.01 of this Amendment No. 1 to  Current Report on Form 8-K is required to be filed.

(d)   Exhibits.

2.1           Merger Agreement, dated July 22, 2006, by and among Winchester Acquisition, LLC, Progress Fuels Corporation, Winchester Energy Company, Ltd., and WGC Holdco, LLC (incorporated by reference to Exhibit 2.1 of EXCO’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 25, 2006)

99.1         Press Release, dated July 24, 2006 (incorporated by reference to Exhibit 99.1 of EXCO’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 25, 2006)

99.2         Press Release, dated October 2, 2006, filed herewith

*   The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. EXCO will furnish copies of such schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: October 2, 2006	By:	/S/ J. Douglas Ramsey
J. Douglas Ramsey, Ph.D.
Vice President, Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1

Merger Agreement, dated July 22, 2006, by and among Winchester Acquisition, LLC, Progress Fuels Corporation, Winchester Energy Company, Ltd., and WGC Holdco, LLC (incorporated by reference to Exhibit 2.1 of EXCO’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 25, 2005)

99.1	Press Release, dated July 24, 2006 (incorporated by reference to Exhibit 99.1 of EXCO’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 25, 2006)
99.2	Press Release, dated October 2, 2006, filed herewith

*   The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. EXCO will furnish copies of such schedules to the Securities and Exchange Commission upon request.